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                                                                    EXHIBIT 10.7

                            PAIN THERAPEUTICS, INC.

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        This Second Amended and Restated Investors' Rights Agreement is made as of February 1, 2000 by and among Pain Therapeutics, Inc., a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto, each of which is herein referred to as an "Investor."

                                    RECITALS

        WHEREAS, certain Investors are holders of shares of the Company's Series A Preferred Stock, Series B Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the "Prior Parties") and possess registration rights, information rights, rights of first refusal, and other rights pursuant to that certain First Amended and Restated Investor Rights Agreement dated as of October 15, 1999 between the Company and such Prior Parties (the "Prior Agreement"); and

        WHEREAS, the undersigned Prior Parties desire to amend and restate in its entirety the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

        WHEREAS, certain other Investors are parties to the Series C Preferred Stock Purchase Agreement dated as of February 1, 2000 between the Company and such Investors (the "Purchase Agreement"), such Investors' obligations under which are conditioned upon, among other things, the execution and delivery of this Agreement by such Investors, holders of in excess of fifty percent (50%) of the shares held by the Prior Parties and the Company:

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

        1. Information Rights.

                1.1 Financial Information.

                        (a) The Company shall deliver to each Investor who continues to hold at least 100,000 shares of Series A Preferred Stock ("Series A Preferred Stock") of the Company (or the Common Stock into which the shares of Series A Preferred Stock have been converted) or any shares of Series B Preferred Stock ("Series B Preferred Stock") of the Company (or the Common Stock into which shares of Series B Preferred Stock have been converted) or any shares of Series C Preferred Stock ("Series C Preferred Stock") of the Company (or the Common Stock into which shares of Series C Preferred Stock have been converted) (in each case as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares), and as long as such Investor or a principal, partner or manager of such Investor, is not employed by or an officer or director of a competitor of the Company, and the Company remains private, unaudited financial


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statements, prepared in accordance with generally accepted accounting principles, of the Company within 90 days after the close of each fiscal year, and audited financial statements, prepared in accordance with generally accepted accounting principles, of the Company within 120 days after the close of each fiscal year.

                        (b) The Company shall deliver to each Investor who continues to hold at least 100,000 shares of Series B or Series C Preferred Stock (or the Common Stock into which shares of Series B Preferred Stock have been converted) (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares), and as long as such Investor or a principal, partner or manager or such Investor, is not employed by or an officer or director of a competitor of the Company; and the Company remains private, unaudited monthly and quarterly financial statements, with comparisons to prior year periods and budgets prepared in accordance with generally accepted accounting principles, and progress reports on major clinical programs within 30 days after each month or fiscal quarter, as applicable.

                1.2 Inspection Rights. Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 1.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed, unless Investor first executes and delivers a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Board of Directors; provided further that, whenever requested, the Investor shall sign an agreement satisfactory to the Company stating that the Investor shall hold all such information in confidence.

                1.3 Termination of Covenants. Except as required by law, the rights set forth in Sections 1.1 and 1.2 shall terminate and be of no further force or effect upon the closing of a public offering of the Company's securities pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended, or on the date the Company otherwise becomes subject to the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act, as amended, whichever first occurs.

        2. Registration Rights. The Company and the Investors covenant and agree as follows:

                2.1 Definitions. For purposes of this Section 2:

                        (a) The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document.



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                        (b) The term "Registrable Securities" means (i) the
shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); or (iii) other shares of Common Stock acquired by a holder of registrable Securities; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                        (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities; provided, however, that the foregoing definition shall exclude in all cases any securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned, and any securities that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(l) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                        (d) [Intentionally Omitted].

                        (e) The term "Series B Holder" means any person owning or having the right to acquire (i) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i).

                        (f) The term "Series C Holder" means any person owning or having the right to acquire (i) the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i).

                        (g) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

                        (h) The term "SEC" means the Securities and Exchange Commission.



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                        (i) The term "Series B Qualified IPO" means a firm
commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act, in which the public offering price per share of Common Stock is at least $5.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) and the gross proceeds to the Company are not less than $15,000,000 (net of underwriting discounts and commissions)

                        (j) The term "Series C Qualified IPO" means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act, in which the public offering price per share of Common Stock is at least $7.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) and the gross proceeds to the Company are not less than $15,000,000 (net of underwriting discounts and commissions).

                2.2 Request for Registration.

                        (a) If the Company shall receive at any time at least six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the holders of a majority of the Registrable Securities held by the Series B Holders or the Series C Holders, that the Company file a registration statement under the Securities Act covering Registrable Securities, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Series B Holders or Series C Holders (as applicable) and shall, subject to the limitations of subsection 2.2(b), use commercially reasonable efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Series B Holders or Series C Holders (as applicable) request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with the terms hereof; provided, however, that the Company shall not be obligated to effect such registration if the Series B Holders or Series C Holders (as applicable), together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriter's discounts and commissions) of less than $7,500,000.

                        (b) If the Series B Holders or Series C Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by the Company subject to the prior written consent of Ohio Valley Venture Fund LP, if participating (in the case of the Series B Holders) or Cascade Investment L.L.C. if participating (in the case of the Series C Holders), which consent shall not be unreasonably withheld; provided, however, that no such



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consent shall be required if the Company selects a nationally recognized underwriter with demonstrable, pharmaceutical and/or biotechnology industry-specific expertise and experience. In such event, the right of any Series B Holder or Series C Holder (as applicable) to include Registrable Securities in such registration shall be conditioned upon such Series B Holder's or Series C Holder's participation in such underwriting and the inclusion of such Series B Holder's or Series C Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Series B Holder or Series C Holder (as applicable)) to the extent provided herein. All Series B Holders or Series C Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation or the exclusion of the number of shares to be underwritten, then the Initiating Holders shall so advise all Series B Holders or Series C Holders (as applicable) of Registrable Securities which would otherwise be underwritten pursuant hereto, and, in the case of a limitation, of the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Series B Holders or Series C Holders (as applicable), including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Series B Holder or Series C Holder (as applicable); provided, however, that the shares of Registrable Securities to be included in such underwriting shall not be reduced in number or completely excluded unless all other securities, are first entirely excluded from the underwriting. If the Series B Holders or Series C Holders (as applicable) cannot sell at least 85% of the Registrable Securities proposed to be sold, then the transaction shall be deemed not to be a registration with respect to them for purposes of Section 2.2(d)(i) hereof.

                        (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                        (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 2.2:

                                (i) After the Company has effected two (2)
registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective or within six (6) months of the effective date of another registration;

                                (ii) During the period starting with the date
ninety (90) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred



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eighty (180) days after the effective date of, a registration subject to Section
2.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                (iii) If the Initiating Holders propose to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; provided, however, that if the Company so refuses to effect a registration by the Series B Holders or Series C Holders (as applicable) pursuant to this Section 2.2(d)(iii), they shall be entitled to an additional registration pursuant to
Section 2.4 for each such registration so refused until such time as they shall have had the benefit a total of four (4) registrations pursuant to Section 2.2 and/or Section 2.4.

                2.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Series B Holders or Series C Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Series B Holder and Series C Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with the terms hereof, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such holder has requested to be registered.

                2.4 Form S-3 Registration. In case the Company shall receive from Series B Holders or Series C Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such holder or holders, the Company will:

                        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Series B Holders or Series C Holders; and

                        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Series B or Series C Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Series B or Series C (as the case may be) Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.4: (i) if Form S-3 is not available



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for such offering by the Series B or Series C Holders; (ii) if the Series B or
Series C Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000; (iii) if the Company shall furnish to the Series B or Series C Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Series B or Series C Holder or Holders under this Section 2.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period;
(iv) if the Company has, within the six (6) month period preceding the date of such request, already effected one registration on Form S-3 for such holders pursuant to this Section 2.4 or within six (6) months of the effective date of another registration; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 2.3.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Series B or Series C Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

                        (d) Subject to the proviso in Section 2.2(d)(iii), the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.4 after the Company has effected two (2) registrations initiated by the holders of a majority of the Registrable Securities held by the Series B Holders and two (2) registrations initiated by the holders of a majority of the Registrable Securities held by the Series C Holders pursuant to this Section 2.4.

        If the registration is to be underwritten, the underwriter will be selected by the Company subject to the prior written consent of Ohio Valley Venture Fund LP, if participating (in the case of the Series B Holders) and Cascade Investment L.L.C., if participating (in the case of the Series C Holders), which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required if the Company selects a nationally recognized underwriter with demonstrable, pharmaceutical and/or biotechnology industry-specific expertise and experience. If Series B Holders or Series C Holders (as applicable) are not able to sell at least 85% of their Registrable Securities proposed to be sold, then the transaction shall not be deemed a registration for purposes of Section 2.4(d) hereof.

                2.5 Obligations of the Company. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:



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                        (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty
(120) days.

                        (c) Furnish to the Series B Holders and/or Series C Holders (as the case may be) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Series B Holders and/or Series C Holders (as the case may be), provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Series B Holder or Series C Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Notify each Series B Holder or Series C Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, the Company shall use all reasonable efforts to amend promptly the registration statement to conform the prospectus to the requirement of the 1933 Act and applicable regulations.

                        (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                        (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.



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                        (i) Use its best efforts to furnish, at the request of
any Series B Holder and/or Series C Holder (as the case may be) requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Series B Holders and/or Series C Holders (as the case may be) requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Series B Holders and/or Series C Holders (as the case may be) requesting registration of Registrable Securities.

                2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Series B Holder or Series C Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or
Section 2.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 2.2(a) or subsection 2.4(b)(2), whichever is applicable.

                2.7 Expenses of Registration.

                        (a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with one (1) demand registration, pursuant to Section 2.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Series B Holders or Series C Holders (as applicable) selected by them (collectively "Registration Expenses") shall be borne by the Company it being understood that all such expenses shall be borne by the Company in connection with at least one (1) such registration in which Series B Holders are able to sell Registrable Securities and at least one
(1) such registration in which Series C Holders are able to sell Registrable Securities; provided, however, that if the Series B Holders or Series C Holders (as applicable) bear the Registration Expenses for any registration proceeding begun pursuant to Section 2.2 and subsequently withdrawn by them registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 2.2 hereof; in the event that such withdrawal is based upon material adverse information



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relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Series B Holders or Series C Holders requesting registration at the time of their request for registration under Section 2.2, such registration shall not be treated as a counted registration for purposes of Section 2.2 hereof, even though the Series B Holders or Series C Holders (as applicable) do not bear the Registration Expenses for such registration.

                        (b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to
Section 2.3 for each Series B or Series C Holder (which right may be assigned as provided in Section 2.12), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Series B Holders and one counsel for the Series C Holders selected by them shall be borne by the Company.

                        (c) Registration on Form S-3. All expenses other than underwriting discounts and commissions incurred in connection with one (1) registration requested pursuant to Section 2.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Series B Holders and of one counsel for the selling Series C Holders selected by them shall be borne by the Company, it being understood that all such expenses shall be borne by the Company in connection with at least one (1) such registration in which Series B Holders are able to sell Registrable Securities and at least one
(1) such registration in which Series C Holders are able to sell Registrable Securities.

                2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.3 to include any of the Series B Holders' or Series C Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), provided that such agreement does not require indemnification by any of them except to the extent contemplated by Section 2.10 hereof; and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The Company will include in such registration (i) first, the securities the Company proposes to sell for its own account; (ii) second, to the extent that the number of securities the Company proposes to sell is less than the number of securities which the Company has been advised can be sold in such offering that is compatible with the success of the offering, such number of Registrable Securities which the Series B Holders and/or Series C Holders have requested to be included in such registration pursuant to Section 2.3 hereof; provided, however, in no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which have been requested to be included by the Series B Holder and/or Series C Holders (or completely exclude the Shares) without the written consent of a majority of the then outstanding Registrable Securities proposed to be sold in the offering; and (iii) third, to the extent that the number of securities which are to be included in such registration pursuant to clauses (i) and (ii) is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering that is compatible with the success of the offering, such number of other securities requested to be included in the offering for the account of any holders not contractually entitled to registration which, in the opinion of the underwriters, is compatible with the success of the offering. The number of Registrable Securities included in such registration statement shall be allocated pro rata among the holders of Registrable Securities based on the number of Registrable Securities held by each of them or in such other proportions as shall mutually be agreed to by them, but in no event shall any shares being sold by such a holder exercising a demand registration right similar to that granted in Section 2.2 or 2.4 be excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder" and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Series B and Series C Holder, its legal counsel, its accountants, any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities

Act, the Exchange Act or any state securities law; and the Company will pay to each such holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Series B and Series C Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, its legal counsel, its accountants, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 2.10(b) exceed the net proceeds from the offering received by such holder, except in the case of willful fraud by such holder.

                        (c) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

                        (d) If the indemnification provided for in this Section
2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a holder under this Subsection 2.10(d) exceed the net proceeds from the offering received by such holder, except in the case of willful fraud by such holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of the Company and Series B and Series C Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this
Section 2, and otherwise.

                2.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Series B and Series C Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remain subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Series B and Series C Holders to utilize Form S-3 for the sale of their Registrable Securities;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                        (d) furnish to any Series B or Series C Holder, so long as the holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Series B or Series C Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2.12 may be assigned (but only with all related obligations) by a Series B or Series C Holder to (i) a transferee or assignee of at least 100,000 shares of such securities, (ii) a transferee or assignee of all of such Registrable Securities held by such transferring holder, if less than 100,000 shares, or (iii) a general partner, limited partner, retired partner, member or retired member, affiliate, parent or majority-owned subsidiary of the transferee, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2.

                2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Series B or Series C Holders which is included.

                2.14 "Market Stand-Off" Agreement. Each holder of Registrable Securities hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                        (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                        (b) all officers, directors, and key employees of the Company, all five-percent security holders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each holder agrees that, if so requested, such holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 2.14.

        Notwithstanding the foregoing, the obligations described in this Section
2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                2.15 Termination of Registration Rights. No holder of registrable securities shall be entitled to exercise any right provided for in this Section 2 after five (5) years following the consummation of a Qualified IPO.

        3. Right of First Offer.

                3.1 General. Except for (i) conversion rights applicable to the Company's Preferred Stock, (ii) securities issued pursuant to an underwritten public offering pursuant to an effective registration statement under the Securities Act, (iii) securities issued pursuant to the Company's acquisition of another corporation by merger, purchase of substantially all the assets or other corporate reorganization, (iv) securities issued in connection with any stock split or stock dividend of the Company, (v) securities issued after the date hereof to employees, officers, directors or consultants of the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, contracts or other arrangements that are approved by the Company's board of directors, (vi) warrants or other securities issued to financial institutions or commercial lenders in connection with equipment financing transactions approved by the Company's board of directors or to Williams Trading, L.L.C. in connection with the Company's Series C Preferred Stock Financing and (vii) securities issued in connection with strategic corporate partner agreements approved by the Company's board of directors, the Company will not, nor will it permit any subsidiary to, authorize or issue any shares of stock of the Company of any class and will not authorize, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any shares of stock of the Company of any class without offering the Investors the right of first refusal described below. In the event the Company grants subsequent purchasers any rights of first refusal or registration rights which are, in the good faith judgment of the Board of Directors, superior to those granted to the Series B Holders or Series C Holders pursuant to this Agreement, then the Series B Holders and Series C Holders, respectively, shall receive such rights.

                3.2 Right of First Offer.

                        (a) Each holder of Series B and/or Series C Preferred Stock shall have a right of first refusal to purchase an amount of equity securities of the Company of any class or kind which the Company proposes to sell (other than the issuance of shares contemplated by Section 3.1 above) sufficient to maintain such holder's proportionate beneficial ownership interest in the Company. If the Company wishes to make any such sale of its securities, it shall give the holders of Series B and Series C Preferred Stock written notice of the proposed sale. The notice shall set forth (i) the Company's bona fide intention to offer such shares and (ii) the material terms and conditions of the proposed sale (including the number of shares to be offered and the price, if any, for which the Company proposes to offer such shares), and shall constitute an offer to sell such securities to the holders of Series B and Series C Preferred Stock on such terms and conditions. Any holder of Series B or Series C Preferred Stock may accept such offer by delivering a written notice of acceptance to the Company within ten (10) days after receipt of the Company's notice of the proposed sale. Any holder of Series B or Series C Preferred Stock exercising its right of first refusal shall be entitled to participate in the purchase of such securities on a pro rata basis to the extent necessary to maintain such holder's proportionate beneficial ownership interest in the Company (for purposes of determining the pro rata interest of the holder, any holder shall be treated as owning that number of shares of Common Stock into which any outstanding convertible securities may be converted and for which any outstanding options or warrants may be exercised). The Company shall promptly, in writing, inform each holder which elects to purchase its pro rata portion of such shares of any other holder's failure to do so, in which case the holders electing to purchase such shares shall have the right to purchase all or a portion of such shares on a pro rata basis, on terms no less favorable to the holder, for a period of ten (10) days. Such holder shall be entitled to apportion the right of first refusal hereby granted among itself and its partners, affiliates and related parties in such proportions it deems appropriate. If the Investor does not accept such offer within ten (10) days, then that portion of the shares which is not purchased may be offered to other parties on terms no less favorable to the Company for a period of ten (10) days.

                        (b) In lieu of delivering Notice to the holders of Series B and/or Series C Preferred Stock prior to the sale of Company offered securities to third parties, as provided in Section 3, above, the Company may elect first to sell Company offered securities to third parties and then, within thirty (30) days thereafter, offer such holders the opportunity to purchase their pro rata portions of the Company offered securities. Such offer shall remain in effect for twenty (20) days after notice to the Investors and, if accepted, the closing of the sale of Company offered securities shall occur within thirty (30) days after the date of the acceptance notice.

                3.3 Expiration of Right of First Refusal. The right of first refusal granted under this Agreement shall expire when a sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with a firm commitment underwritten offering of its securities to the general public is consummated.

                3.4 Assignment. The right of first refusal granted under this
Section 3 may be assigned (i) to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a holder of not less than 100,000 shares of Registrable Securities, or such lesser number if such shares constitute all of the registrable securities then held by such holder, or (ii) to any transferee or assignee who is a constituent, member or partner or retired partner of a holder of the estate of such partner, or to any transferee or assignee who is a family member of the holder or a trust for the benefit of the holder or any family member of the holder or any parent corporation or subsidiary corporation of the holder, provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer, the transferee or assignee agree writing to all provisions contained in this Section 3 and that such transfer otherwise be effected in accordance with applicable laws.

        4. Miscellaneous.

                4.1 Waivers and Amendments. With the written consent of the Company and the holders of more than 50% of the Registrable Securities, including at least 50% of the Series B Holders and 50% of the Series C Holders, the obligations of the Company and the rights of the holders of registrable securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may amend this Agreement or enter into a supplementary agreement for the purpose of adding any provisions of this Agreement; provided however that no consent or amendment shall be necessary to add Investors to this Agreement in connection with their purchase of Series B Preferred Stock from the Company. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Any amendment, waiver or supplementary agreement effected in accordance with this paragraph shall be binding upon each holder or any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

                4.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office, (by first class mail, postage prepaid) addressed: (a) if to the Company, at 250 East Grand Avenue, Suite 70, South San Francisco, California 94080 (or at such other address as the Company shall have furnished to the holders of Registrable Securities in writing) attention of the Chief Executive Officer and (b) if to a holder of Registrable Securities, at the latest address of such person shown on the Company's records.

                4.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

                4.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

                4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

                4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                4.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

                4.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

                4.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

                4.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors' Rights Agreement on the day and year first set forth above.

                                       PAIN THERAPEUTICS, INC.

                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------

                                       INVESTORS:

                                       ------------------------------------
                                       [Print Name]

                                       ------------------------------------
                                       [Signature]

                                       ------------------------------------
                                       [Title, if applicable]


   [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]